Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 10 to Registration Statement (No. 33-76018) on Form S-6 and to the reference to our firm under the heading "Independent Auditors" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
April 14, 1998